                               AMENDMENT NO. 1 TO

             AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST

         THIS AMENDMENT NO. 1 TO AMENDED AND RESTATED AGREEMENT AND DECLARATION
OF TRUST is made as of the 6th day of March, 2001 by the Trustees hereunder.

         WHEREAS, the Trustees have executed an amendment and restatement to the
Agreement and Declaration of Trust dated March 9, 1998 and amended March 1,
1999.

         AND WHEREAS, the Board of Trustees have determined that it is in the best interests of American Century Government Income Trust (the "Trust") to add
a new class, and

         NOW, THEREFORE, BE IT RESOLVED, that Schedule A of the Amended and
Restated Agreement and Declaration of Trust for the Trust is hereby amended as of March 6, 2001, by deleting the text thereof in its entirety and inserting in lieu therefor the Schedule A attached hereto.

         IN WITNESS WHEREOF, the Trustees do hereto set their hands as of the
6th day of March, 2001.

Trustees of the American Century Government Income Trust

/*/Albert A. Eisenstat                                       /*/Kenneth E. Scott
Albert A. Eisenstat                                          Kenneth E. Scott

/*/Ronald J. Gilson                                          /*/James E. Stowers III
Ronald J. Gilson                                             James E. Stowers III

/*/William M. Lyons                                          /*/Jeanne D. Wohlers
William M. Lyons                                             Jeanne D. Wohlers

/*/Myron S. Scholes
Myron S. Scholes

                                   Schedule A

Pursuant to Article III, Section 6, the Trustees hereby establish and designate the following Series as Series of the Trust (and the Classes thereof) with the relative rights and preferences as described in Section 6:

Series                                      Class            Date of Establishment
------                                      -----            ---------------------

Capital Preservation Fund                   Investor         03/16/1997

Short-Term Treasury Fund                    Investor         09/08/1992
                                            Advisor          08/01/1997

Intermediate-Term Treasury Fund             Investor         05/16/1980
                                            Advisor          08/01/1997

Long-Term Treasury Fund                     Investor         09/08/1992
                                            Advisor          08/01/1997

Government Agency Money Market Fund         Investor         12/05/1989
                                            Advisor          08/01/1997

Short-Term Government Fund                  Investor         09/03/1991
                                            Advisor          08/01/1997

GNMA Fund                                   Investor         09/23/1985
                                            Advisor          08/01/1997
                                            C                05/01/2001

Inflation-Adjusted Treasury Fund            Investor         02/16/1996
                                            Advisor          08/01/1997

This Schedule A shall supersede any previously adopted Schedule A to the
Declaration of Trust.